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                                 EXHIBIT NO. 4.3
                                 ---------------

                         Proposed Form of Debt Security




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                               (Face of Security)

REGISTERED                                                            REGISTERED

No._______                                                          $___________

                                      CUSIP

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                           THE PROGRESSIVE CORPORATION

                            % [NOTE] [DEBENTURE] DUE

     THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Issuer"), for value received, hereby promises to pay to or registered assigns, at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, the principal sum of
dollars on           ,   , in such coin or currency of the United States of
America as at the time of payment shall be legal tender for the payment of
public and private debts, and to pay interest semiannually on             and
          of each year, commencing on           ,   , on said principal sum at
said office or agency, in like coin or currency, at the rate per annum
specified  in the title of this             , from the          or the
, as    the case may be, next preceding the date of this               to which
interest  has been paid, unless the date hereof is a date to which interest has
been paid,  in which case from the date of this               , or unless no
interest has  been paid on the              , in which case from
,       , until  payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the
date hereof is after the        day of        or       , as the case may be,
and  before the following       or     , this shall bear interest from such
or           ; provided, that if the Issuer shall default in the payment of
interest due on such        then this        shall bear interest from the next
preceding        or        to which interest has been paid or, if no interest
has been paid on this        , from        ,        . The interest so payable
on  any           or        will, subject to certain exceptions provided in the
indenture referred to on the reverse hereof, be paid to the person in whose
name  this        is registered at the close of business on the
or     ,  as the case may be, next preceding such          or             .

         Reference is made to the further provisions of this set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.


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         This           shall not be valid or become obligatory for any purpose
until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, The Progressive Corporation has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                      THE PROGRESSIVE CORPORATION

(CORPORATE SEAL)                      By:
                                      President and Chief Executive Officer

Attest:

                  Secretary

Dated:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

                                      STATE STREET BANK AND TRUST COMPANY
                                                  as Trustee

                                      By:
                                      Authorized Signatory




                                       -2-




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                               (Back of Security)

                           THE PROGRESSIVE CORPORATION

                                %       DUE

         This           is one of a duly authorized issue of debentures, notes,
bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 15, 1993, as heretofore supplemented and amended (herein called the "Indenture"), between the Issuer and State Street Bank and Trust Company, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the
Indenture provided. This            is one of a series designated as the      %
Due        of the issuer, limited in aggregate principal amount to $          .

     In case an Event of Default, as defined in the Indenture, with respect to
the        % Due           shall have occurred and be continuing, the principal
hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66 2/3 % in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this and any

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          which may be issued in exchange or substitution herefor, irrespective
of whether or not any notation thereof is made upon this or such other        .

         No reference herein to the Indenture and no provision of this or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute
and unconditional, to pay the principal of and interest on this         in the
manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The              are issuable in registered form without coupons in
denominations of $1,000 and any integral multiple of $1,000 at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, and in the manner and subject to the limitations provided in the Indenture, but
without the payment of any service charge.          may be exchanged for a like
aggregate principal amount of           of other authorized denominations.

         [The                  are not subject to redemption at the option of
the Issuer or through the operation of a sinking fund.]

         Upon due presentment for registration of transfer of this           at
the office or agency of the Issuer at the office of the Trustee in Boston,
Massachusetts, a new           or           of authorized denominations for an
equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of
this             (whether or not this           shall be overdue and
notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the
Issuer in the Indenture or any indenture supplemental thereto or in any        ,
or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                                       -2-


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                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common
TEN ENT  - as tenants by the entireties                CUST              -     Custodian
JT TEN   - as joint tenants with right of
           survivorship and not as tenants             UNIF GIFT MIN ACT -     Uniform Gifts
           in common                                                           to Minors Act

                                                                               ------------
                                                                               (State)

     Additional abbreviations may also be used though not in the above list.

                              ---------------------

 FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE
         _________________________________
________/________________________________/_____________________________________

_______________________________________________________________________________



              Please print or typewrite name and address including
                           postal zip code of assignee

________________________________________________________________________________
the within           and all rights thereunder, hereby irrevocably constituting and appointing__________________________________________________________________

___________________________ attorney to transfer said                   on the

books of the Issuer, with full power of substitution in the premises.


Dated:______________________
                                               ________________________________
                                               NOTICE: The signature to
                                               this assignment must
                                               correspond with the name as
                                               written upon the face of
                                               the within instrument in
                                               every particular, without
                                               alteration or enlargement
                                               or any change whatever.